EXHIBIT 99.1

FOR IMMEDIATE RELEASE: September 14, 2021

Aspen Group Reports Record Revenue of $19.4 million or 28% Growth in First Quarter Fiscal 2022

•	Revenue increased to $19.4 million compared to $15.2 million last year
•	Business units with highest Lifetime Value (LTV) programs accounted for 55% of revenue
•	Net loss of ($0.9) million, unchanged year-over-year
•	EBITDA improves to $0.1 million from breakeven in prior year period

NEW YORK – September 14, 2021 - Aspen Group, Inc. (Nasdaq: ASPU) (“AGI”), an education technology holding company, today announced financial results for its first quarter fiscal year 2022 ended July 31, 2021.

First Quarter Fiscal Year 2022 Summary Results

	Three Months Ended July 31,
$ in millions, except per share data (rounding differences may occur)	2021	2020
Revenue	$19.4	$15.2
Gross Profit[1]	$10.4	$9.0
Gross Margin (%)[1]	54%	59%
Operating Income (Loss)	$(1.2)	$(0.4)
Net Income (Loss)	$(0.9)	$(0.9)
Net Income (Loss) Margin	(4)%	(6)%
Earnings (Loss) per Share	$(0.03)	$(0.04)
EBITDA[2]	$0.1	$0.0
Adjusted EBITDA[2]	$0.5	$1.3

_______________________

1 GAAP gross profit calculation includes marketing and promotional costs, instructional costs and services, and amortization expense of $0.4 million and $0.3 million for the three months ended July 31, 2021 and 2020, respectively.

2 Non-GAAP financial measure. See reconciliations of GAAP to non-GAAP financial measures under "Non-GAAP–Financial Measures" starting on page 4.

“Aspen Group continued to experience solid momentum delivering 28% year-over-year revenue growth in what has typically been our slowest seasonal quarter,” said Michael Mathews, Chairman and CEO of AGI. “All three of our business units, Aspen Online Nursing + Other, Aspen BSN Pre-Licensure, and USU, delivered growth year-over-year, with our highest LTV units (USU, primarily MSN-FNP, and Aspen University's BSN Pre-Licensure) now comprising 55% of consolidated revenue. Of note this quarter is the outstanding performance of each business unit achieving Adjusted EBITDA above 20% during a period of new campus investment, an indication of the Company’s profitability and cash generation potential.”

“The first quarter delivered positive sequential improvement in our operating and profitability metrics,” continued Mr. Mathews. “A portion of this performance is attributable to our recently instated Aspen 2.0 strategy, whereby we invest only in our highest LTV programs while continuing to control expenses. We expect profitability gains from Aspen 2.0 to have the greatest impact in the second half of Fiscal 2022 as we continue to realize the benefits of growth in our highest efficiency businesses.”

Fiscal Q1 2022 Financial and Operational Results (compared to Fiscal Q1 2021)

Revenue increased 28% to $19.4 million for Fiscal Q1 2022 compared to $15.2 million for Fiscal Q1 2021. United States University (USU) accounted for 32%, and Aspen University’s (AU) BSN Pre-Licensure program accounted for 23% of overall Company revenue.

GAAP gross profit increased 16% to $10.4 million for Fiscal Q1 2022 compared to $9.0 million for Fiscal Q1 2021. Gross margin was 54% for Fiscal Q1 2022 compared to 59% for Fiscal Q1 2021. Gross margin in Fiscal Q1 2022 was impacted by higher instructional costs and marketing expenses related to three campuses that were not operating in the same period last year. AU gross margin was 53% of AU revenue for Fiscal Q1 2022 and USU gross margin was 60% of USU revenue for Fiscal Q1 2022.

AU instructional costs and services represented 23% of AU revenue for Fiscal Q1 2022 and USU instructional costs and services represented 24% of USU revenue for Fiscal Q1 2022. AU marketing and promotional costs were 21% of AU revenue for Fiscal Q1 2022, while USU marketing and promotional costs were 16% of USU revenue for Fiscal Q1 2022.

Net loss and net loss per share were ($0.9) million and ($0.03), respectively, and net loss margin was (4)% for Fiscal Q1 2022 compared to ($0.9) million and ($0.04), respectively, and net loss margin was (6)% for Fiscal Q1 2021. AU generated net income of $2.3 million and net income margin of 18% for Fiscal Q1 2022 and USU generated $1.3 million and net income margin of 20% for Fiscal Q1 2022. AGI corporate incurred a net loss of ($4.5) million for Fiscal Q1 2022.

EBITDA was $0.1 million and less than 1% margin, respectively, for Fiscal Q1 2022 compared to EBITDA of breakeven and less than 1% margin, respectively, for Fiscal Q1 2021.

For Fiscal Q1 2022, AU generated EBITDA of $3.1 million and 24% margin, respectively, USU generated EBITDA of $1.3 million and 22% margin, respectively, and AGI corporate incurred EBITDA of ($4.4) million.

Adjusted EBITDA was $0.5 million and 3% margin, respectively, for Fiscal Q1 2022 compared to Adjusted EBITDA of $1.3 million and 9% margin, respectively, for Fiscal Q1 2021.

For Fiscal Q1 2022, AU generated Adjusted EBITDA of $3.0 million and 22% margin, respectively, USU generated Adjusted EBITDA of $1.5 million and 24% margin, respectively, and AGI corporate incurred Adjusted EBITDA of ($3.9) million.

Operating Metrics

New student enrollments at USU grew by 15% sequentially and 18% year-over-year, from 572 a year ago to a quarterly record of 675. Aspen’s Online Nursing + Other unit declined by 3% sequentially and 7% year-over-year as expected, given the previously announced ‘Aspen 2.0’ plan to reduce spending in the legacy business by $1.3 million in the 2022 fiscal year.

BSN Pre-Licensure enrollments grew by 21% sequentially and were down 17% year-over-year as a result of the planned reduction of enrollments in the Phoenix metro year-over-year, from 490 to 258 (a decrease of 232 enrollments). This planned decrease in enrollments in the Phoenix metro is expected to cause a year-over-year aggregate decrease in the second quarter as well, and then beginning in the third quarter the Company expects to deliver material aggregate enrollment increases year-over-year in the BSN Pre-Licensure unit.

On a Company-wide basis, new student enrollments increased sequentially from 2,182 to 2,276 or 4%. On a year-over-year basis, new student enrollments for the Company were down 3%, however, excluding the 232 planned enrollment reduction in the Phoenix pre-licensure metro, Company-wide enrollments would have been up year-over-year by 7%.

New student enrollments for the past five quarters are shown below:

	New Student Quarterly Enrollments
	Q1'21	Q2'21	Q3'21	Q4'21	Q1'22
Aspen University	1,779	2,010	1,593	1,593	1,601
USU	572	649	536	589	675
Total	2,351	2,659	2,129	2,182	2,276

On a year-over-year basis, Fiscal Q1 2022 Bookings decreased 2%, to $35.2 million from $36.1 million in the prior year. As previously discussed, the proactive Phoenix pre-licensure enrollment reduction in Fiscal Q1 2022 from 490 to 258 (or a reduction of 232) enrollments year-over-year, caused Bookings in the Phoenix metro to decrease by $7 million year-over-year. Excluding the Phoenix pre-licensure metro, Company-wide Bookings would have increased by 17% year-over-year.

	First Quarter Bookings[1] and Average Revenue Per Enrollment (ARPU)[1]
	Q1'21 Enrollments	Q1'21 Bookings [1]	Q1'22 Enrollments	Q1'22 Bookings [1]	Percent Change Total Bookings & ARPU [1]
Aspen University	1,779	$25,880,400	1,601	$23,150,850
USU	572	$10,193,040	675	$12,028,500
Total	2,351	$36,073,440	2,276	$35,179,350	(2)%
ARPU		$15,344		$15,457	1%

_____________________

1 “Bookings” are defined by multiplying Lifetime Value (LTV) by new student enrollments for each operating unit. “Average Revenue Per Enrollment” (ARPU) is defined by dividing total Bookings by total new student enrollments for each operating unit.

AGI's active degree-seeking student body, including AU and USU, grew 14% year-over-year to 13,879 from 12,128. AU's total active student body increased by 9% year-over-year to 10,911 from 9,975. On a year-over-year basis, USU's total active student body grew by 38% to 2,968 from 2,153. The chart below shows five quarters of active student body results.

Liquidity

At July 31, 2021, the Company had cash and cash equivalents of $6.6 million, restricted cash of $3.7 million, and a $5 million credit facility. Cash flow from operations was ($2.4) million, which is attributed to the change in deferred revenue driven by the timing of class starts.

On August 31, 2021, the Company drew down $5 million on the credit facility and extended the maturity by one year to November 4, 2022. The purpose of these funds is to be used for general business purposes, including the roll out of the new campuses. The Company anticipates that the Aspen 2.0 business plan, to invest only in our highest LTV programs while continuing to control expenses, will reduce the need to borrow funds in the future.

Conference Call

Aspen Group, Inc. will host a conference call to discuss its first quarter fiscal 2022 results and business outlook on Tuesday, September 14, 2021, at 4:30 p.m. ET. Aspen Group, Inc. will issue a press release reporting results after the market closes on that day. The conference call can be accessed by dialing toll-free (844) 452-6823 (U.S.) or (731) 256-5216 (International), passcode 8155096.

Subsequent to the call, a transcript of the audio cast will be available from the Company’s website at www.aspu.com. There will also be a seven-day dial-in replay which can be accessed by dialing toll-free (855) 859-2056 (U.S.) or (404) 537-3406 (International), passcode 8155096.

For additional information on the financial statements and performance, please refer to the Aspen Group, Inc. Form 10-Q for the first quarter of fiscal year 2022 and Q1 2022 Financial Results Presentation published on the Company’s website at www.aspu.com, on the Presentations page under Company Info.

Non-GAAP – Financial Measures

This press release includes both financial measures in accordance with Generally Accepted Accounting Principles, or GAAP, as well as non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flows that either excludes or includes amounts that are not normally included or excluded in the most directly comparable measure calculated and presented in accordance with GAAP. Non-GAAP financial measures should be viewed as supplemental to, and should not be considered as alternatives to net income (loss), operating income (loss), and cash flow from operating activities, liquidity or any other financial measures. They may not be indicative of the historical operating results of AGI nor are they intended to be predictive of potential future results. Investors should not consider non-GAAP financial measures in isolation or as substitutes for performance measures calculated in accordance with GAAP.

Our management uses and relies on EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin, which are non-GAAP financial measures. We believe that management, analysts, and shareholders benefit from referring to the following non-GAAP financial measures to evaluate and assess our core operating results from period-to-period after removing the impact of items that affect comparability. Our management recognizes that the non-GAAP financial measures have inherent limitations because of the excluded items described below.

We have included a reconciliation of our non-GAAP financial measures to the most comparable financial measures calculated in accordance with GAAP. We believe that providing the non-GAAP financial measures, together with the reconciliation to GAAP, helps investors make comparisons between AGI and other companies. In making any comparisons to other companies, investors need to be aware that companies use different non-GAAP measures to evaluate their financial performance. Investors should pay close attention to the specific definition being used and to the reconciliation between such measure and the corresponding GAAP measure provided by each company under applicable SEC rules.

AGI defines Adjusted EBITDA as EBITDA excluding: (1) bad debt expense; (2) stock-based compensation; and (3) non-recurring charges.

The following table presents a reconciliation of net loss to EBITDA and Adjusted EBITDA and of net income (loss) margin to the Adjusted EBITDA margin:

	Three Months Ended July 31,
	2021	2020
Net loss	$(870,888)	$(943,196)
Interest expense, net	32,132	455,223
Taxes	151,010	(1,900)
Depreciation and amortization	779,409	490,624
EBITDA	91,663	751
Bad debt expense	350,000	400,000
Stock-based compensation	542,712	487,110
Non-recurring charges - Severance	19,665	44,000
Non-recurring (income) charges - Other	(498,120)	375,437
Adjusted EBITDA	$505,920	$1,307,298
Net loss Margin	(4)%	(6)%
Adjusted EBITDA Margin	3%	9%

The following tables present a reconciliation of net loss to EBITDA and Adjusted EBITDA and of net income (loss) margin to the Adjusted EBITDA margin by business unit:

	Three Months Ended July 31, 2021
	Consolidated	AGI Corporate	Aspen BSN Pre-Licensure	AU Online	AU Total	USU
Net income (loss)	$(870,888)	$(4,458,536)	$889,460	$1,444,997	$2,334,457	$1,253,191
Interest expense, net	32,132	33,272	—	(1,000)	(1,000)	(140)
Taxes	151,010	1,163	—	149,807	149,807	40
Depreciation and amortization	779,409	31,043	126,068	537,625	663,693	84,673
EBITDA	91,663	(4,393,058)	1,015,528	2,131,429	3,146,957	1,337,764
Bad debt expense	350,000	—	—	250,000	250,000	100,000
Stock-based compensation	542,712	443,279	—	69,595	69,595	29,838
Non-recurring charges - Severance	19,665	—	—	—	—	19,665
Non-recurring income - Other	(498,120)	—	—	(498,120)	(498,120)	—
Adjusted EBITDA	$505,920	$(3,949,779)	$1,015,528	$1,952,904	$2,968,432	$1,487,267
Net income (loss) Margin	(4)%	NM	19%	17%	18%	20%
Adjusted EBITDA Margin	3%	NM	22%	22%	22%	24%

_____________________

NM – Not meaningful

In Fiscal Q1 2022, the non-recurring income of $498,120 is from a litigation settlement, which is included in other income (expense), net. In Fiscal Q1 2021, an additional non-recurring charge of $123,947 was included in “interest expense, net”, which arose from the acceleration of amortization resulting from the exercise of warrants issued to a lender.

1

	Three Months Ended July 31, 2020
	Consolidated	AGI Corporate	Aspen BSN Pre-Licensure	AU Online	AU Total	USU
Net income (loss)	$(943,196)	$(4,255,735)	$965,203	$1,344,560	$2,309,763	$1,002,776
Interest expense, net	455,223	455,223	—	—	—	—
Taxes	(1,900)	(1,900)	—	—	—	—
Depreciation and amortization	490,624	13,092	25,000	425,054	450,054	27,478
EBITDA	751	(3,789,320)	990,203	1,769,614	2,759,817	1,030,254
Bad debt expense	400,000	—	—	340,000	340,000	60,000
Stock-based compensation	487,110	392,043	—	61,317	61,317	33,750
Non-recurring charges - Severance	44,000	44,000	—	—	—	—
Non-recurring charges - Other	375,437	375,437	—	—	—	—
Adjusted EBITDA	$1,307,298	$(2,977,840)	$990,203	$2,170,931	$3,161,134	$1,124,004
Net income (loss) Margin	(6)%	NM	36%	17%	22%	23%
Adjusted EBITDA Margin	9%	NM	37%	27%	29%	25%

Definitions

Lifetime Value ("LTV") – is calculated as the weighted average total amount of tuition and fees paid by every new student that enrolls in the Company’s universities, after giving effect to attrition.

Bookings – is defined by multiplying LTV by new student enrollments for each operating unit.

Average Revenue per Enrollment ("ARPU") – is defined by dividing total bookings by total enrollments.

Adjusted EBITDA Margin – is defined as Adjusted EBITDA divided by revenue. We believe Adjusted EBITDA margin is useful for management, analysts and investors as this measure allows for a more meaningful comparison between our performance and that of our competitors. Adjusted EBITDA margin has certain limitations in that it does not take into account the impact to our consolidated statement of operations of certain expenses.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including the expected impact of the Aspen 2.0 business plan on profitability and the anticipated timing as well as the effect on liquidity, our estimates as to Lifetime Value, bookings and ARPU, the anticipated near-term changes in enrollments, the expected use of proceeds from the drawdown under the revolving credit facility. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “will,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Important factors that could cause actual results to differ from those in the forward-looking statements include the continued demand of nursing students for the new programs, student attrition, national and local economic factors including the substantial impact of the COVID-19 pandemic on the economy, competition from nursing schools in local markets, the competitive impact from the trend of major non-profit universities using online education and consolidation among our competitors, and potential loss of employees as a result of the COVID-19 vaccine mandate. Other risks are included in our filings with the SEC including our Form 10-K for the year ended April 30, 2021, as amended by the Form 10-Q for the fiscal quarter ended July 31, 2021. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

About Aspen Group, Inc.

Aspen Group, Inc. is an education technology holding company that leverages its infrastructure and expertise to allow its two universities, Aspen University and United States University, to deliver on the vision of making college affordable again.

Investor Relations Contact

Kim Rogers
Managing Director
Hayden IR
385-831-7337
Kim@HaydenIR.com

GAAP Financial Statements

ASPEN GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	July 31, 2021	April 30, 2021
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$6,554,423	$8,513,290
Restricted cash	3,722,831	5,152,789
Accounts receivable, net of allowance of $3,272,977 and $3,289,816, respectively	17,190,238	16,724,744
Prepaid expenses	914,216	1,077,831
Other current assets	13,890	68,529
Total current assets	28,395,598	31,537,183

Property and equipment:
Computer equipment and hardware	1,193,278	956,463
Furniture and fixtures	1,793,686	1,705,101
Leasehold improvements	6,182,239	5,729,324
Instructional equipment	491,597	421,039
Software	8,951,241	8,488,635
Construction in progress	88,367	247,767
	18,700,408	17,548,329
Less: accumulated depreciation and amortization	(5,962,034)	(4,892,987)
Total property and equipment, net	12,738,374	12,655,342
Goodwill	5,011,432	5,011,432
Intangible assets, net	7,907,932	7,908,360
Courseware, net	303,020	187,296
Accounts receivable, net of allowance of $— and $625,963, respectively	—	45,329
Long term contractual accounts receivable	11,313,657	10,249,833
Debt issue cost, net	9,722	18,056
Operating lease right of use assets, net	12,242,456	12,714,863
Deposits and other assets	468,361	479,212
Total assets	$78,390,552	$80,806,906

(Continued)

ASPEN GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS (CONTINUED)

	July 31, 2021	April 30, 2021
	(Unaudited)
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,627,731	$1,466,488
Accrued expenses	2,361,271	2,040,896
Deferred revenue	4,691,087	6,825,014
Due to students	2,905,192	2,747,484
Operating lease obligations, current portion	2,086,076	2,029,821
Other current liabilities	57,847	307,921
Total current liabilities	13,729,204	15,417,624

Operating lease obligations, less current portion	15,865,044	16,298,808
Total liabilities	29,594,248	31,716,432

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value; 1,000,000 shares authorized,
0 issued and 0 outstanding at July 31, 2021 and April 30, 2021	—	—
Common stock, $0.001 par value; 40,000,000 shares authorized,
25,087,051 issued and 24,931,565 outstanding at July 31, 2021
25,066,297 issued and 24,910,811 outstanding at April 30, 2021	25,088	25,067
Additional paid-in capital	109,617,521	109,040,824
Treasury stock (155,486 at both July 31, 2021 and April 30, 2021)	(1,817,414)	(1,817,414)
Accumulated deficit	(59,028,891)	(58,158,003)
Total stockholders’ equity	48,796,304	49,090,474
Total liabilities and stockholders’ equity	$78,390,552	$80,806,906

ASPEN GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended July 31,
	2021	2020
Revenue	$19,430,995	$15,165,562

Operating expenses:
Cost of revenue (exclusive of depreciation and amortization shown separately below)	8,593,568	5,847,523
General and administrative	10,946,477	8,793,756
Bad debt expense	350,000	400,000
Depreciation and amortization	779,409	490,624
Total operating expenses	20,669,454	15,531,903

Operating loss	(1,238,459)	(366,341)

Other income (expense):
Interest expense	(33,539)	(455,457)
Other income (expense), net	552,120	(123,298)
Total other income (expense), net	518,581	(578,755)

Loss before income taxes	(719,878)	(945,096)

Income tax expense (benefit)	151,010	(1,900)

Net loss	$(870,888)	$(943,196)

Net loss per share - basic and diluted	$(0.03)	$(0.04)

Weighted average number of common stock outstanding - basic and diluted	25,070,072	22,094,409

ASPEN GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three Months Ended July 31,
	2021	2020
Cash flows from operating activities:
Net loss	$(870,888)	$(943,196)
Adjustments to reconcile net loss to net cash used in operating activities:
Bad debt expense	350,000	400,000
Depreciation and amortization	779,409	490,624
Stock-based compensation	542,712	487,110
Amortization of warrant based cost	11,458	9,125
Amortization of debt discounts	—	141,026
Amortization of debt issue costs	8,334	139,362
Modification charge for warrants exercised	—	(25,966)
Loss on asset disposition	1,144	—
Lease expense	8,307	—
Tenant improvement allowances received from landlords	86,591	—
Other adjustments, net	—	10,587
Changes in operating assets and liabilities:
Accounts receivable	(1,879,318)	(2,747,322)
Prepaid expenses	163,615	(51,870)
Other receivables	—	23,097
Other current assets	54,639	59,966
Accounts receivable, other	45,329	—
Deposits and other assets	10,852	205,425
Accounts payable	161,243	258,855
Accrued expenses	320,375	590,579
Due to students	157,708	(480,342)
Deferred revenue	(2,133,927)	1,053,859
Other current liabilities	(250,074)	(257,678)
Net cash used in operating activities	(2,432,491)	(636,759)
Cash flows from investing activities:
Purchases of courseware and accreditation	(131,669)	(3,050)
Purchases of property and equipment	(847,213)	(659,168)
Net cash used in investing activities	(978,882)	(662,218)
Cash flows from financing activities:
Proceeds from stock options exercised	22,548	1,269,982
Proceeds from warrants exercised	—	1,081,792
Net cash provided by financing activities	22,548	2,351,774

(Continued)

ASPEN GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)

(Unaudited)

	Three Months Ended July 31,
	2021	2020
Net (decrease) increase in cash, cash equivalents and restricted cash	$(3,388,825)	$1,052,797
Cash, cash equivalents and restricted cash at beginning of period	13,666,079	17,906,765
Cash, cash equivalents and restricted cash at end of period	$10,277,254	$18,959,562

Supplemental disclosure cash flow information
Cash paid for interest	$24,384	$199,178
Cash paid for income taxes	$98,105	$1,600

The following table provides a reconciliation of cash and cash equivalents and restricted cash reported within the accompanying consolidated balance sheet to the total amounts shown in the accompanying unaudited consolidated statements of cash flows:

	July 31, 2021	July 31, 2020
Cash and cash equivalents	$6,554,423	$15,899,293
Restricted cash	3,722,831	3,060,269
Total cash, cash equivalents and restricted cash	$10,277,254	$18,959,562